                                                                   EXHIBIT 10.89

            VMWARE VIRTUAL PARTNER ('VIP') RESELLER NETWORK AGREEMENT

      This VMware Virtual Partner Agreement (this "Agreement), effective as of the date of last signature below (the "Effective Date"), is by and between VMware, Inc. ("VMware") having an office at 3145 Porter Drive, Palo Alto, California 94304, and MTI Technology Corporation ("VIP Partner") having an office at 14661 Franklin Avenue. Tustin California 92780.

VMware Products: EXS Server, VirtualCenter, VMotion, GSX Server, VitualSMP, WKS. P2V Assistant

Reseller Network Level: Enterprise

1.    DEFINITIONS

      1.1 "Evaluation Activation Device" means either (a) a serial number that an end user uses to activate a Software Product for a limited period of time for the purpose of evaluating a VMware Product or (b) an activation code that an end user uses to register on the VMware Web site to obtain a serial number to activate a Software Product for a limited period of time for the purpose of evaluating a VMware Product.

      1.2 "Reseller Network" means the VMware Virtual Partner ('VIP') Reseller Network as more fully described in the Reseller Network Guidelines.

      1.3 "Reseller Network Guidelines" means the then current VMware Virtual Partner ('VIP') Reseller Network Benefits and Requirements document. The current version is attached hereto as Exhibit B. Such guidelines may be modified from time to time by VMware without notice to VIP Partner and shall be posted on VMware's Web site at http://www.vmware.com/partners/channelconnect/.

      1.4 "Reseller Network Level" means VIP Partner's level of membership in the Reseller Network set forth above.

      1.5 "Service Terms" means VMware's standard terms under which VMware provides support and subscription services posted on VMware's Web site at http://www.vmware.com/pdf/support terms conditions.pdf.

      1.6 "VMware Logos" means VMware's logos and/or trademarks set forth in the Reseller Network Guidelines.

      1.7 "VMware Product EULA" means the VMware standard end user license agreement that accompanies each VMware Product. A copy of such standard end user license agreement for the current version of each VMware Product is posted on VMware's Web site at http://www.vmware.com/vmwarestore/licensing.html.

      1.8 "VMware Products" means the VMware software products, in object code form only, set forth above.

2.    VIRTUAL PARTNER ('VIP') RESELLER NETWORK

      2.1 Virtual Partner ("VIP") Reseller Network. This Agreement sets forth the terms and conditions that govern VIP Partner's membership in the Reseller Network. Features of the Reseller Network are more fully described in the Reseller Network Guidelines. If any modification to the Reseller Network Guidelines is unacceptable to VIP Partner, VIP Partner's sole and exclusive remedy shall be to terminate this Agreement within thirty (30) days after such modification.

      2.2 Responsibilities. During the term of this Agreement, subject to the terms and conditions of this Agreement, VIP undertakes to perform the obligations and requirements and VMware undertakes to provide the benefits, each as set forth in the Reseller Network Guidelines.

3.    VMWARE PRODUCTS

      3.1 Not for Resale Licenses. Within a reasonable time after the Effective Date, VMware shall deliver to VIP Partner the number of not-for-resale ("NFR") licenses for VMware Products specified the Reseller Network Guidelines for VIP Partner's Reseller Network Level. VIP Partner shall use all NFR licenses for VMware Products subject to the terms of the VMware Product EULA accompanying such VMware Products, except as further limited pursuant to this Section 3.1. All NFR licenses may only be used by VIP Partner during the term of this Agreement solely for product demonstration or training purposes.

Notwithstanding any contrary provisions in the VMware Product EULA, VIP Partner may not use such NFR licenses for its own information processing or computing needs. Upon termination or expiration of this Agreement for any reason, VIP Partner shall cease using all NFR licenses provided by VMware hereunder and will return to VMware all copies of the VMware Products (including backup copies) in any and all media, and delete any such copies that are resident in the memory or hard disks of computers owned or controlled by VIP Partner.

      3.2 Internal Use Licenses. VIP Partner may purchase standard licenses for VMware Products at the pricing set forth in the Reseller Network Guidelines. VIP Partner shall use all standard licenses for VMware Products subject to the terms of the VMware Product EULA accompanying such VMware Products.

      3.3 Evaluation Licenses. If VIP Partner's Reseller Network Level permits VIP Partner to have access to Evaluation Activation Devices to provide to its potential customers, then VIP Partner is hereby granted a non-exclusive, non-transferable license during the term of this Agreement to distribute Evaluation Activation Devices to potential customers who wish to evaluate VMware Products. VIP Partner shall direct such potential customers to VMware's Web site to download the corresponding VMware Products, in object code format. Each potential customer's use of VMware Products, to be activated by Evaluation Activation Devices distributed by VIP Partner hereunder, shall be governed by the evaluation terms of the VMware Product EULA accompanying the VMware Products.

      3.4 Beta Licenses. If VIP Partner's Reseller Network Level permits access to beta versions of new releases of VMware Products, then VIP Partner's use of any such beta versions of VMware Products shall be governed by the terms of the beta agreement accompany such beta versions of VMware Products.

      3.5 Services. Any support and subscription services purchased by VIP Partner in accordance with the Reseller Network Guidelines will be provided by VMware under the Service Terms.

4.    USE OF TRADEMARKS

      4.1 Attribution. Subject to the terms and conditions of this Agreement, VIP Partner shall have the worldwide, nonexclusive right to use the VMware Logos during the term of this Agreement in marketing, advertising and promotional materials solely for the purpose of publicizing VIP Partner's membership in the Reseller Network.

      4.2   Restrictions.

            (a) VIP Partner shall comply with all guidelines provided by VMware in writing concerning the use of the VMware Logos, including without limitation the VMware Trademark Guidelines posted on VMware's internal Web site at http://www.vmware.com/pdf/branding_guidelines.pdf.

            (b) Except as set forth in this Article 4, nothing in this Agreement shall grant or shall be deemed to grant to VIP Partner any right, title or interest in or to the VMware Logos. All use by VIP Partner of VMware Logos (including any goodwill associated therewith) shall inure to the benefit of VMware. At no time during or after the term of this Agreement shall VIP Partner challenge or assist others to challenge the VMware Logos or other trademarks of VMware or the registration thereof by VMware, nor shall VIP Partner attempt to register any trademarks that are confusingly similar to those of VMware. VIP Partner shall not adopt, use, register, make application or attempt to register any acronym, trademark, trade names or other marketing name of VMware or any confusingly similar mark, uniform resource locator (URL),

VMware Virtual Partner Agreement - April 2004

Internet domain name, or symbol as part VIP Partner's own name or the name of any of its affiliates or the names of any products it markets.

5.    FEES AND PAYMENT

      5.1 Annual Reseller Network Fees. On the Effective Date, if an annual Reseller Network fee is required for VIP Partner's Reseller Network Level, VMware shall invoice VIP Partner and VIP Partner shall pay VMware the Reseller Network Fee set forth in the Reseller Network Guidelines ("Reseller Network Fees"). On or before the first day of each renewal term, if any, VMware shall invoice VIP Partner for the Reseller Network Fees for such renewal term. VMware may, in its sole discretion, waive the Reseller Network Fees for the initial or any renewal term.

      5.2 Payment Terms. Unless otherwise stated herein, VIP Partner shall pay all fees within thirty (30) days after the date of VMware's invoice for such fees. All payments shall be made in United States dollars. Fees not paid when due shall accrue late charges at a rate of one and a half percent (1.5%) per month, or the maximum rate allowed under law.

      5.3 Taxes. All amounts payable by VIP Partner are payable in full without offset or deduction for taxes (including any withholding tax) or customs duties. In addition, VIP Partner shall be responsible for and shall pay any sales, use, value-added and similar transaction taxes and customs duties paid or payable, however designated, levied, or based on amounts payable by VIP Partner hereunder.

      5.4 Market Development Funds (MDF). If VIP Partner's Reseller Network Level permits VIP Partner to be eligible for Market Development Funds ("MDF") under the Reseller Network Guidelines, any such MDF funds shall be subject to the MDF terms posted on VMware's Web site.

6.    TERM AND TERMINATION

      6.1 Term. This Agreement shall commence on the Effective Date and continue in effect for a term of one (1) year, unless sooner terminated in accordance with this Section 6. Thereafter, this Agreement shall renew automatically for successive one-year terms unless either party gives written notice of intent to terminate at least thirty (30) days prior to the expiration of the then-current term.

      6.2 Termination for Convenience. Either party may terminate this Agreement for any reason, with or without cause, upon thirty (30) days prior written notice to the other party. If this Agreement is terminated by VMware without cause, or If VIP Partner terminates this agreement due to a material breach of this agreement by VMware, which remains uncured for thirty (30) days following written notice, then VMware shall refund to VIP Partner the pro rata portion of the Reseller Network Fees corresponding to the number of full calendar months remaining in the current term of this Agreement.

      6.3 Effect of Termination. Notwithstanding any expiration or termination of this Agreement, Articles 1,5,7,8,9,10 and 11, and Sections 4.2 and 6.3 shall survive and remain in effect in accordance with their terms. Any standard licenses for VMware Products purchased by VIP Partner pursuant to Section 3.2 shall survive termination of this Agreement in accordance with the terms of the applicable VMware Product EULA. All other rights and licenses granted under this Agreement will cease upon expiration or termination.

7. WARRANTY DISCLAIMER. EXCEPT FOR THE LIMITED WARRANTIES SET FORTH IN VMWARE PRODUCT EULAS, VMWARE MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND WITH RESPECT TO THE RESELLER NETWORK, THE RESELLER NETWORK GUIDELINES OR ANY PRODUCTS OR SERVICES PROVIDED HEREUNDER. VMWARE SPECIFICALLY DISCLAIMS ANY AND ALL IMPLIED WARRANTIES OR CONDITIONS OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NON-INFRINGEMENT.

8. LIMITATION OF LIABILITY. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES, INCLUDING BUT NOT LIMITED TO DAMAGES FOR LOST DATA, LOST PROFITS OR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES. EXCEPT FOR BREACH OF INTELLECTUAL PROPERTY GRANTED HEREIN OR BREACH OF CONFIDENTIALITY OBLIGATIONS OR INDEMNITY OBLIGATIONS PUSUANT TO SECTION 11.3, IN NO EVENT SHALL EITHER PARTY'S AGGREGATE LIABILITY TO THE OTHER PARTY ARISING OUT OF OR RELATED TO THIS AGREEMENT EXCEED THE AMOUNTS ACTUALLY RECEIVED BY VMWARE FROM VIP PARTNER UNDER THIS AGREEMENT. THE FOREGOING LIMITATIONS SHALL APPLY NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY STATED IN THIS AGREEMENT.

9. PROPRIETARY RIGHTS. VMware and its licensors shall own all right, title and interest in and to the VMware Products. VIP Partner shall not remove or alter any copyright notices or other proprietary rights notices placed on or embedded in the VMware Products by VMware. VIP Partner will do all things reasonably requested by VMware to protect VMware's intellectual property rights as those reasonably relate to VIP Partner's use of the VMware Products under the terms of this Agreement, including without limitation copyrights, patent rights, trademarks and trade secrets.

10.   CONFIDENTIAL INFORMATION

      10.1 Use and Disclosure. All non-public information provided by the other party that (a) is marked as confidential at the time of disclosure, or (b) is unmarked (e.g. orally disclosed) but treated as confidential at the time of disclosure, and is designated as confidential in a written memorandum delivered to the other party by facsimile or first class mail within thirty (30) days of disclosure, summarizing the Confidential Information sufficiently for identification (the "Confidential Information") constitutes confidential information of the disclosing party. Notwithstanding the foregoing, "Confidential Information" includes, without limitation, VMware customer lists and customer information, the contents of VMware's Technical Support Knowledgebase, any information regarding future VMware products or services (including, without limitation, VMware product road maps) and the terms and conditions of this Agreement, whether or not such information is marked, identified or summarized in writing as confidential. Neither party shall disclose any of the other party's Confidential Information to any third party (other than employees and contractors on a need-to-know basis who are bound in writing by confidentiality obligations, which are no less protective than those contained herein), or otherwise use the other party's Confidential Information, except as expressly permitted under this Agreement. The provisions of this
Section 10.1 do not apply to information that: (a) was rightfully in possession of either party prior to receipt of such Confidential Information from the other party, (b) is or becomes a matter of public knowledge through no fault of the party receiving such Confidential Information hereunder, (c) is rightfully received from a third party without a duty of confidentiality, (d) is independently developed by the other party without breach of any confidentiality obligations, or (e) is disclosed by either party with the other party's written approval. Each party's duty to protect Confidential Information in accordance with the provisions of this Section 10.1 expires three (3) years after the date of receipt of the applicable Confidential Information.

      10.2 Authorized Disclosure. Notwithstanding the provisions of Section 10.1, each party may disclose the terms of this Agreement (a) in connection with the requirements of an initial public offering or securities filing; (b) in confidence, to accountants, banks, and financing sources and their advisors; (c) in confidence, in connection with the enforcement of this Agreement or rights under this Agreement; or (d) in confidence, in connection with a merger or acquisition or proposed merger or acquisition, or the like.

      10.3 Injunctive Relief. The parties agree and acknowledge that money damages may not be an adequate remedy for any breach of this Article 10 and that either party may, in its sole discretion, apply to any court of law or equity of competent jurisdiction for injunctive relief in order to prevent any such breach.

VMware Virtual Partner Agreement - April 2004

      10.4 Customer Information. If VIP Partner's Reseller Network Level provides for customer lead distribution from VMware or its distributors, then VIP Partner shall execute the VMware Confidentiality and Use of Customer Information Agreement in the form attached hereto as Exhibit A. concurrently with the execution of this Agreement.

11.   GENERAL PROVISIONS

      11.1 Export Control. VIP Partner shall not export or re-export the VMware Products except in compliance with the United States Export Administration Act and the related rules and regulations and similar non-U.S. government restrictions, if applicable.

      11.2 Audit Rights. During the term of this Agreement, upon reasonable notice, VMware will be entitled to audit VIP Partner's use of VMware Products and any other VMware materials provided by VMware under this Agreement or the Reseller Network Guidelines, to verify compliance with the terms of this Agreement. VIP Partner shall promptly pay to VMware any underpayments revealed by any such audit, plus any applicable late payment fees. Any such audit will be performed at VMware's expense during normal business hours, provided that VIP Partner shall promptly reimburse VMware for the cost of such audit if such audit reveals an underpayment by VIP Partner of more than five percent (5%) of the amounts payable by VIP Partner to VMware for the period audited.

      11.3 VIP Partner Indemnity. VIP Partner agrees to indemnify and hold VMware harmless from any loss, cost, liability or damage, including attorneys' fees, of VMware arising out of any third party claim, suit, or proceeding ("Action") brought against VMware based upon (a) any negligent act or omission by, or willful misconduct of, VIP Partner, its employees or agents, (b) any omission or inaccuracy in VIP Partner's advertisements and promotional materials that relate to the VMware Products, (c) any representations made by VIP Partner relating to the VMware Products, or (d) VIP Partner's performance of services related to the VMware Products.

      11.4 Independent Contractors. The relationship of the parties under this Agreement is that of independent contractors. Neither party will be deemed to be an employee, agent, partner, franchisee or legal representative of the other for any purpose and neither will have any authority to create any obligation or responsibility on behalf of the other.

      11.5 Notices. Any notice required or permitted under the terms of this Agreement or required by law must be in writing and must be delivered (a) in person, (b) by first class registered mail, or air mail, as appropriate, posted and fully prepaid to the appropriate address set forth in the preamble to this Agreement (c) via facsimile, or (d) by reputable overnight courier service to the address set forth in the preamble to this Agreement. Notices will be considered to have been given at the earlier of the time of receipt or five (5) business days after being sent. Either party may change its address for notice by notice to the other party given in accordance with this Section.

      11.6 Governing Law. This Agreement will be governed by the laws of the State of California and the United States of America, without regard to conflict of law principles. All disputes arising out of this Agreement will be subject to the exclusive jurisdiction of the state and federal courts located in Santa Clara County, California, and each party hereby consents to the personal jurisdiction thereof.

      11.7 Assignment. Neither this Agreement nor any rights under this Agreement may be assigned or otherwise transferred by VIP Partner, whether voluntarily or by operation of law, without the prior written consent of VMware. Notwithstanding the foregoing, VIP Partner may assign this Agreement to (i) any entity resulting from any merger, acquisition, consolidation or other reorganization involving VIP Partner, or (ii) any individual or entity to which VIP Partner may transfer substantially all of its assets relating to this Agreement. Subject to the foregoing, this Agreement will be binding upon and will inure to the benefit of the parties and their respective successors and assigns. Any assignment in violation of the foregoing will be null and void.

      11.8 Waiver and Severability. Any waiver of the provisions of this Agreement must be in writing to be effective. If any provision in this Agreement is found to be invalid or unenforceable to any extent, the remaining terms of this Agreement will continue to be valid and enforceable to the fullest extent permitted by law.

      11.9 Entire Agreement. This Agreement (including the Exhibits), the Reseller Network Guidelines, the VMware Product EULAs and the Service Terms contain the entire agreement of the parties with respect to the subject matter of this Agreement and supersede all previous communications, representations, understandings and agreements, either oral or written, between the parties with respect to said subject matter. To the extent of any conflict between the terms of any VMware Product EULA or the Service Terms and the terms of this Agreement or the Reseller Network Guidelines, the terms of this Agreement or the Reseller Network Guidelines shall control. To the extent of any conflict between the terms of the Reseller Network Guidelines and the terms of this Agreement, the terms of this Agreement shall control. No terms, provisions or conditions of any purchase order, acknowledgement or other business form that either party may use in connection with the transactions contemplated by this Agreement will have any effect on the rights, duties or obligations of the parties under this Agreement. This Agreement may not be amended, except by a writing signed by both parties

      11.10 Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original and all of which together will constitute one instrument. This Agreement may be executed and delivered by facsimile and the parties agree that such facsimile execution and delivery shall have the same force and effect as delivery of an original document with original signature

VMware Virtual Partner Agreement - April 2004

      IN WITNESS WHEREOF, the parties by their duly authorized representatives have executed this Agreement as of the Effective Date.

VMware, Inc.                             VIP Partner: MTI Technology Corporation

/s/ Paul R. Auvil                        /s/ Todd Schaeffer
--------------------------------         ---------------------------
Signature                                Signature

Printed Name Paul R. Auvil               Printed Name TODD SCHAEFFER

Title  Vice President &                  Title   CFO
        Chief Financial Officer

Date    4/28/04                          Date     04/28/04


     VMware Virtual Partner Agreement - September 2002

                                    EXHIBIT A

                                   VMWARE,INC.
                 CONFIDENTIALITY AND USE OF CUSTOMER INFORMATION

      This Agreement is entered into effective as of the date of last signature, by and between VMware,Inc. a Delaware corporation ("VMware") and MTI Technology Corporation ("Recipient").

            VMware wishes to disclose, and Recipient wishes to receive, Customer information of VMware. Recipient expressly agrees to use the Customer information solely for the purpose of contacting such VMware customers regarding the purchase of VMware products and/or services. Customer information is defined as all information provided by or at the direction of VMware about, pertaining to or identifiable to customers of VMware or customers of any VMware affiliate including, but not limited to, name ,address,telephone number, email address, and any Ist or grouping of customers.

      Recipient acknowledged that all Customer information disclosed to Recipient by VMware shall be considered confidential information. Recipient agrees to maintain the confidence of the customer information and to prevent its unauthorized dissemination. Recipient shall not disclose, distribute, sell, share, rent or otherwise transfer any Customer information to any third party. Recipient shall not use Customer information for any purpose, except to contact customers regarding the evaluation or purchase of VMware products. Recipient shall not retain any Customer information for any period longer than necessary in connection with permitted use of such Customer information under this Agreement. Recipient shall comply with all applicable laws relating to privacy.

      Recipient shall be permitted to disclose Customer information only to Recipient's employees, subcontractors, and consultants having a need to know such information. The Recipient shall instruct all such employees, subcontractors, and consultants as to their obligations under this Agreement, and that they shall be bound by the terms and conditions of this Agreement. Recipient shall be responsible for all of its employees, subcontractors, and consultant's compliance with the terms of this Agreement. If disclosure of Customer information is required by law, Recipient shall notify VMware in writing in advance of such disclosure, and provide VMware with copies of any related information so that it may take appropriate action to protect the Customer information.

      All Customer information remains the property of VMware and no rights in the Customer information is granted hereby. All Customer information is provided "as is" and without any warranty, express, implied, or otherwise, regarding its accuracy. Recipient agrees to return to VMware immediately upon VMware's written request all Customer, including any copies thereof.

      Recipient hereby acknowledges that unauthorized disclosure or use of Customer information could cause irreparable harm and significant injury, which may be difficult to ascertain. Accordingly, Recipient agrees that VMware shall have the right to seek and obtain immediate injunctive relief from breaches of this Agreement, in addition to any other rights and remedies it may have.

      This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California and the United States of America, without regard to conflict of law principles.

UNDERSTOOD AND AGREED;

VMWARE, INC.                               RECIPIENT: MTI Technology Corporation

/s/ Paul R. Auvil                          /s/ Todd Schaeffer
--------------------------------           ---------------------------
Signature                                  Signature

Print Name Paul R. Auvil                   Print Name Todd Schaeffer
Tittle  Vice President &                   Tittle CFO
        Chief Financial Officer

Date                                       Date     4/28/04
------------------------
VMware Virtual Partner Agreement - April 2004

                                    Exhibit B

[VMWARE LOGO]    VIP RESELLER NETWORK BENEFITS AND REQUIREMENTS   [VMWARE LOGO]
                                ENTERPRISE TRACK

                                                                         VMware Enterprise Partner
                                                               ----------------------------------------------------
PRODUCTS
VMware Licences Software & Support                             Workstation, GSX Server, ESX Server, SMP add-
                                                               on, VirtualCenter, VMotion-open Distribution
BENEFITS

Software

"Not for Resale" dem o licenses                                As in any copies of each product (all products) as
(1 physical, remainder ESD)                                    required to outfit SEs and Training Labs One sent at
                                                               singup;remainder or disbursed  through CSM.

Internal Use licenses discounts                                             50% off list price

Beta Participaction Candidate                                                     X

Round One (F&F) Beta participation                                                X

Technical Support

Knowledgebase Access                                                              X

Email Support (in English)                                                        X

Priority Telephone Support                                                 $ 5,000 per 10 pack

Dedicated online forums                                                           X

Education and Technical Enablement

Field Sales Training                                                              X

Training Web Casts                                                                X

Technical Training Courses/ Certification                      Initial discount of 20%,30% off of list price
Discounts                                                      for staff certified above and beyond the
                                                               required number (see below)
Sales and Markting Tools

Logo Usage                                                                        X

Listing on VMware web site                                                        X

Channel Connect Access (tools/collateral)                                         X

Software Lesds                                                                    X

Seminar/Event Support                                                             X

Customized Marketing Programs                                                     X

Joint Press Release Opportunities                                                 X

End-User Software Evaluation leads Protected                                      X

Membership Communications

Channel Flashes                                                                   X

Quartely Channel Newsletter                                                       X

Partner Council Eligibility                                                       X

REQUIREMENTS

Program Fee                                                            100(prorated for partial year)

Annual Renewal Fee                                                           $ 1,000.00

Quarterly revenue targets

Submit corporate logo for VMware web site                                         X

Case Study Collateral                                                             X

VMware internal champion /Dedicated Resource                                      X

VMware Executive Sponsor                                                          X

Certified Technical Staff                                                Minimum 1 per office

VMware Inc.                                                   REVISION: 04-15-04

VMware Virtual Partner Agreement - April 2004